UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Guardian Pharmacy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42284	87-3627139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway SE
Suite 800
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 810-0089

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GRDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On September 27, 2024, Guardian Pharmacy Services, Inc. (the “Company”) consummated its previously announced initial public offering (the “IPO”) of 8,000,000 shares of its Class A common stock, par value $0.001 per share (“Class A common stock”), described in the Company’s prospectus dated September 25, 2024 (the “Prospectus”), as filed with the Securities and Exchange Commission (“SEC”) on September 26, 2024 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”). Also on September 27, 2024, the underwriters for the IPO exercised in full their option to purchase an additional 1,200,000 shares of Class A common stock.

Immediately prior to the consummation of the IPO, the Company completed a series of internal reorganization transactions (the “Corporate Reorganization”) pursuant to which, among other things, Guardian Pharmacy, LLC became a wholly owned subsidiary of the Company and the members of Guardian Pharmacy, LLC immediately prior to the consummation of the IPO (other than Guardian Investor, Inc.) became holders of the Company’s Class B common stock, par value $0.001 per share (“Class B common stock”).

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders’ Agreement

In connection with the IPO, on September 25, 2024, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with Bindley Capital Partners I, LLC (“Bindley Capital”), Pharmacy Investors, LLC (“Pharmacy Investors”), Cardinal Equity Fund LP (“Cardinal” and, together with Pharmacy Investors, the “Cardinal Stockholders”), Fred P. Burke, David K. Morris and G. Kendall Forbes (collectively, the “Guardian Founders”). The Stockholders’ Agreement provides for, among other things, certain director nomination rights with respect to the Company’s board of directors (the “Board”) and certain voting agreements among the Guardian Founders. Pursuant to the terms and conditions of the Stockholders’ Agreement, Bindley Capital has the right to designate up to two nominees for election to the Board (the “Bindley Capital Nominees”), the Cardinal Stockholders have the right to designate one nominee for election to the Board (the “Cardinal Stockholders Nominee”), and each of Mr. Burke and Mr. Morris will be nominees for election to the Board. The three remaining nominees for election to Board will be selected by our board of directors, each of whom must qualify as independent pursuant to New York Stock Exchange (“NYSE”) listing standards.

The terms of the Stockholders’ Agreement are further described in the Prospectus in the section titled “Management—Stockholders’ Agreement and Controlled Company Exemption,” which description is incorporated herein by reference. The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Bindley Capital is an affiliate of William Bindley and Thomas Salentine, Jr., and the Cardinal Stockholders are affiliates of John Ackerman. Messrs. Bindley, Salentine, Jr., Ackerman, Burke and Morris are members of the Board, and Messrs. Burke, Morris and Forbes are executive officers of the Company.

Merger Agreement

In connection with the Corporate Reorganization, the Company entered into an Agreement and Plan of Merger dated as of September 27, 2024 (the “Merger Agreement”), by and among the Company, Guardian Merger Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Guardian Pharmacy, LLC, providing for the merger of Merger Sub with and into Guardian Pharmacy, LLC, with Guardian Pharmacy, LLC as the surviving entity (the “Merger”). As a result of the Merger, which was consummated on September 27, 2024, each issued and outstanding common unit of Guardian Pharmacy, LLC (other than common units held by Guardian Investor, Inc.) was converted into the right to receive one share of Class B common stock and the right to receive $1.02 in cash (the “Merger Consideration”). The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Upon consummation of the Corporate Reorganization and the Merger on September 27, 2024, the Company issued 54,094,132 shares of Class B common stock to former members of Guardian Pharmacy, LLC as part of the Merger Consideration under the Merger Agreement. The foregoing issuances were made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

The rights of the holders of Class A common stock and Class B common stock are identical, except for certain transfer restrictions and conversion terms applicable to Class B common stock, which terms are described in the Prospectus in the section titled “Description of Capital Stock—Common Stock—Transfer Restrictions and Conversion of Class B Common Stock,” which description is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Equity and Incentive Compensation Plan

Prior to the consummation of the IPO and the Corporate Reorganization, the Company adopted the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan (the “2024 Plan”). The 2024 Plan became effective on September 27, 2024 upon consummation of the IPO, in accordance with its terms. The terms of the 2024 Plan are described in the Prospectus in the section titled “Executive Compensation—2024 Equity and Incentive Compensation Plan,” which description is incorporated herein by reference. The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2024 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Board of Directors Changes

On September 25, 2024 and upon the effectiveness of the Restated Certificate (as defined below), the size of the Board was increased to eight members and William Bindley, John Ackerman, Steve Cosler, Randall Lewis, Mary Sue Patchett and Thomas Salentine, Jr. were elected to the Board. Mr. Bindley and Mr. Salentine were elected to the Board as the Bindley Capital Nominees, Mr. Ackerman was elected as the Cardinal Stockholders Nominee, and Mr. Burke and Mr. Morris continue to serve on the Board in furtherance of their nomination rights, in each case pursuant to the Stockholders’ Agreement. The Board affirmatively determined that each of Mr. Cosler, Mr. Lewis and Ms. Patchett are independent within the meaning of NYSE listing standards.

Mr. Cosler, Mr, Lewis and Ms. Patchett will be entitled to compensation consistent with the Company’s previously disclosed standard compensatory arrangements for non-affiliated directors, which are described in the Prospectus in the section titled “Director Compensation—Anticipated Compensation of Our Non-Affiliated Directors Following this Offering.” Such compensation for 2024 will be prorated to reflect the commencement date of such directors’ Board service.

Also upon the effectiveness of the Restated Certificate and in accordance with the terms thereof, the Board was classified into three classes, designated as follows:

•	Messrs. Morris and Salentine and Ms. Patchett were designated as Class I directors, to serve for initial terms expiring at the Company’s annual meeting of stockholders to be held in 2025;

•	Messrs. Ackerman and Lewis were designated as Class II directors, to serve for initial terms expiring at the Company’s annual meeting of stockholders to be held in 2026; and

•	Messrs. Bindley, Burke and Cosler were designated as Class III directors, to serve for initial terms expiring at the Company’s annual meeting of stockholders to be held in 2027.

Pursuant to the terms of the Restated Certificate, only one class of directors will be elected at each annual meeting of stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected to serve for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified.

In addition, the Board established two standing committees of the Board, consisting of the Audit Committee and the Compensation Committee, and appointed the directors to serve on each committee as follows:

Audit Committee	Compensation Committee
Randall Lewis (Chair)	Steve Cosler (Chair)
Steve Cosler	Randall Lewis
Mary Sue Patchett	Mary Sue Patchett

Employment Agreements

Effective September 27, 2024, the Company’s wholly owned subsidiary, Guardian Pharmacy Services Management, LLC entered into employment agreements with each of (i) Mr. Burke, relating to his service as the Company’s President and Chief Executive Officer; (ii) Mr. Morris, relating to his service as the Company’s Executive Vice President and Chief Financial Officer; and (iii) Mr. Forbes, relating to his service as the Company’s Executive Vice President, Sales & Operations (collectively, the “Employment Agreements”). The terms of the Employment Agreements are described in the Prospectus in the sections titled “Executive Compensation—Employment Agreements” and “Executive Compensation—Severance and Change in Control Compensation,” which descriptions are incorporated herein by reference. The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreements, copies of which are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2024, the Company filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. Also on September 25, 2024, the Company adopted Amended and Restated Bylaws (the “Restated Bylaws”). A description of the Restated Certificate and the Restated Bylaws is set forth in the Prospectus in the section titled “Description of Capital Stock,” which description is incorporated herein by reference. The foregoing description of the Restated Certificate and the Restated Bylaws does not purport to be complete and is qualified in its entirety by the full text of the Restated Certificate and the Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporate herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2024, by and among Guardian Merger Corp., Guardian Pharmacy, LLC and Guardian Pharmacy Services, Inc.

3.1	Amended and Restated Certificate of Incorporation of Guardian Pharmacy Services, Inc.

3.2	Amended and Restated Bylaws of Guardian Pharmacy Services, Inc.

4.1	Stockholders’ Agreement, dated as of September 25, 2024, by and among Guardian Pharmacy Services, Inc., Bindley Capital Partners I, LLC, Pharmacy Investors, LLC, Cardinal Equity Fund LP, Fred Burke, David Morris and Kendall Forbes.

10.1*	Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.5. to the Company’s Registration Statement on Form S-1/A (Registration No. 333-274847), filed with the SEC on September 16, 2024).

10.2*	Employment Agreement by and between Guardian Pharmacy Services Management, LLC and Fred Burke.

10.3*	Employment Agreement by and between Guardian Pharmacy Services Management, LLC and David Morris.

10.4*	Employment Agreement by and between Guardian Pharmacy Services Management, LLC and Kendall Forbes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN PHARMACY SERVICES INC.
Date: September 30, 2024

	By:	/s/ David K. Morris
	Name:	David K. Morris
	Title:	Executive Vice President and Chief Financial Officer